Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of FreeSeas, Inc. of our report dated May 17, 2007 relating to the financial statements of FreeSeas, Inc., which appears in Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-145203) of FreeSeas, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers S.A.
PricewaterhouseCoopers S.A.
Athens, Greece
October 24, 2007